SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April 9, 1997, by and among FASTCOMM COMMUNICATIONS CORPORATION, a Virginia corporation, with headquarters located at 45472 Holiday Drive, Sterling, Virginia 20166 (the "Company"), and the purchaser or the purchasers (collectively, the "Purchasers") set forth on the execution page(s) hereof.

     WHEREAS:

     A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

     B. Each Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (i) convertible debentures of the Company, in the form attached hereto as Exhibit A (the "Debentures"), convertible into (a) (x) shares of the Company's common stock, par value $.01 per share (the "Common Stock") and
(y) warrants (the "Warrants"), in the form attached hereto as Exhibit B, to acquire shares of Common Stock or (b) if authorized by the Board of Directors and the shareholders of the Company, shares of a to-be-created class of Series A preferred stock of the Company (the "Preferred Shares" and, together with the Debentures, the "Convertible Securities"), which shall have the rights, preferences and privileges set forth in the Certificate of Designation in the form attached hereto as Exhibit F (the "Certificate of Designation") or (ii) if authorized by the Board of Directors and the shareholders of the Company, Preferred Shares, which Preferred Shares are convertible into shares of Common Stock and Warrants, upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation. The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Convertible Securities are referred to herein as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares." The Debentures, Preferred Shares, Warrants, Conversion Shares and Warrant Shares are collectively referred to herein as the "Securities."

     C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

     NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1. PURCHASE AND SALE OF CONVERTIBLE SECURITIES

     a. Purchase of Convertible Securities. The issuance, sale and purchase of the Convertible Securities shall take place in two (2) separate closings, the first of which is hereinafter referred to as the "First Closing" and the second of which is hereinafter referred to as the "Second Closing." The purchase price (the "Purchase Price") per Convertible Security at each such closing shall be equal to the principal amount of such Debenture or the face amount of such Preferred Shares, whichever is applicable.

          (i) On the date of the First Closing, subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to each Purchaser and each Purchaser shall purchase from the Company, 60% of the principal amount of Debentures or face amount of Preferred Shares, whichever is applicable, set forth on the signature page hereto executed by such Purchaser.

          (ii) On the date of the Second Closing, subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to each Purchaser and each Purchaser shall purchase from the Company, 40% of the principal amount of Debentures or face amount of Preferred Shares, whichever is applicable, set forth on the signature page hereto executed by such Purchaser.

     b. Form of Payment. At each of the First Closing and the Second Closing, each Purchaser shall pay the aggregate Purchase Price for the Convertible Securities being purchased by such Purchaser at such closing hereunder by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of the duly executed Debentures (or certificates representing the Preferred Shares) being purchased by such Purchaser hereunder and the Company shall deliver such Debentures (or certificates) against receipt of such aggregate Purchase Price.

     c. Closing Dates. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Convertible Securities pursuant to this Agreement shall be (i) in the case of the First Closing, 12:00 noon Eastern Time on April 9, 1997, (ii) in the case of the Second Closing, 12:00 noon Eastern Time on the fifth (5th) trading day following notification of satisfaction (or waiver) of the conditions to such closing set forth in Section 7(b) hereof (subject, in each case, to a two (2) business day grace period at either party's option, but, in any event, not later than April 12, 1997 in the case of the First Closing), or, in each case, such other time, as may be mutually agreed upon by the Company and the Purchasers. The closings shall occur at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

2. PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Each Purchaser severally represents and warrants to the Company that:

     a. Investment Purpose. Purchaser is purchasing the Convertible Securities for Purchaser's own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     b. Accredited Investor Status. Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

     c. Reliance on Exemptions. Purchaser understands that the Convertible Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Convertible Securities.

     d. Information. Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Convertible Securities which have been requested by Purchaser or its counsel. Purchaser and its counsel have been provided with all materials which the Company deemed to have been reasonably requested and have had an opportunity to interview certain member's of the Company's management, Company legal counsel and the Company's independent public accountants regarding Davison v. FastComm Communications Corporation and Madsen; (Circuit Court, Fairfax County, Virginia Case No. 159732), Davison v. FastComm Communications Corporation; (Circuit Court, Fairfax County, Virginia Case No. 159733) and the inquiry by the United States Securities and Exchange Commission pursuant to an order directing a private investigation, which commenced in September 1994. In light of the aforementioned due diligence by the Purchaser and its counsel, the Purchaser has decided to proceed with the transaction, upon the terms stated herein. Purchaser understands that the Company can give no assurance as to the outcome of these current and any future events.

     Except as set forth above, neither such inquiries nor any other due diligence investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

     e. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     f. Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, the cost of which shall be borne by the Purchaser) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to, and in accordance with the terms and conditions of, the Registration Rights Agreement). Purchaser agrees that it will not transfer Convertible Securities having a total principal amount or face value less than $200,000 to any transferee.

     g. Legends. Purchaser understands that the Debentures, Preferred Shares, Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 without any restriction as to the public resale thereof, the certificates for the Conversion Shares and Warrant Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144(k) under said Act.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the cost of which shall be borne by such holder), to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold, which legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold.

     h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms.

     i. Residency. Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the signature page hereto executed by such Purchaser.

     j. No Brokers. Other than dealings with JMS and SFG (each, as defined below), the Purchasers have taken no action which would give rise to any claim by any person for brokerage commissions, finder fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each Purchaser that:

     a. Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties or financial condition of the Company and its subsidiaries on a consolidated basis or on the transactions contemplated hereby.

     b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Debentures, the Warrants and the Registration Rights Agreement, to issue and sell the Debentures and Warrants in accordance with the terms hereof, to issue the Conversion Shares and Warrants upon conversion of the Debentures and to issue the Warrant Shares upon exercise of the Warrants, in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement, the Debentures, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Debentures, the issuance and reservation for issuance of the Conversion Shares and Warrants issuable upon conversion thereof and the issuance and reservation for issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company's Board of Directors and, except as set forth on Schedule 3(b) hereof, no further consent or authorization of the Company, its Board or Directors, and its stockholders is required (under Rule 4460(i) promulgated by the National Association of Securities Dealers or otherwise); (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures and the Warrants, such agreements will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     c. Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Debentures, the Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Debentures (or the Preferred Shares) and exercise of the Warrants is set forth on Schedule 3(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3(c) or as contemplated herein, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for Common Stock of the Company. The Company shall provide each Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of each closing hereunder.

     d. Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Debentures (and the Preferred Shares, when issued) and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

     e. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Debentures, Warrants, Conversion Shares and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq National Market ("NASDAQ") and does not reasonably anticipate that the Common Stock will be delisted by NASDAQ in the foreseeable future.

     f. SEC Documents, Financial Statements. Except as disclosed in Schedule 3(f), since April 30, 1994, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and after April 30, 1994, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Purchaser true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, as amended or supplemented, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

     g. Absence of Certain Changes. Since February 1, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company, except as disclosed in Schedule 3(g) or in the SEC Documents.

     h.  Absence of  Litigation.  Except as  disclosed  in the SEC  Documents or
Schedule 3(h), there is no action,  suit,  proceeding,  inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such.

     i. Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to Company or its subsidiaries or their respective businesses, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     j. Acknowledgment Regarding Purchasers' Purchase of the Convertible Securities. The Company acknowledges and agrees that none of the Purchasers are acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by any Purchaser, or any of their representatives or agents, in connection with this Agreement and the transactions contemplated hereby is merely incidental to each Purchaser's purchase of Convertible Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

     k. Current Public Information. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

     l. No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

     m. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offerers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act.

     n. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Janney Montgomery Scott ("JMS") and Susquehanna Financial Group, Inc. ("SFG") whose commissions and fees (in the aggregate amount of $250,000) will be paid by the Company to JMS as follows: (i) $150,000 at the First Closing and (ii) $100,000 at the Second Closing.

     o. Acknowledgment of Dilution. The number of Conversion Shares and Warrants issuable upon conversion of the Debentures and Preferred Shares may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Conversion Shares and Warrants upon conversion of the Debentures and the Preferred Shares in accordance with the Debentures and the Certificate of Designation, respectively, is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

     p. Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996. Neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     q. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4. COVENANTS.

     a. Commercially Reasonable Efforts. The parties shall use all commercially reasonable efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

     b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing. The Company shall, on or before the date of the First Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the date of the First Closing.

     c. Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     d. Use of Proceeds. The Company shall use the proceeds from the sale of the Convertible Securities as set forth on Schedule 4(d); provided, however, that the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its direct subsidiaries).

     e. Additional Equity Capital; Right of First Offer. The Company agrees that during the period beginning on the date of the First Closing and ending one hundred and eighty (180) days following the First Closing (the "Lock-Up Period"), the Company will not, without the prior written consent of SFG, contract with any party to obtain additional equity financing (including debt financing with an equity component) in any form having common stock registration rights and/or public resale rights effective within 270 days of the date of the First Closing ("Future Offerings"). In addition, the Company will not conduct any Future Offering during the period beginning on the first day immediately after the conclusion of the Lock-Up Period and ending 270 days thereafter unless it shall have first delivered to each Purchaser at least five (5) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser and its affiliates, an option during the five (5) business day period following delivery of such notice to purchase all or any portion of such Purchaser's Applicable Percentage (as defined below) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall not apply to any commercial bank loan or the issuance of securities in connection with a strategic merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture, or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitations also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering, (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants. For purposes of this Section 4(e), "Applicable Percentage" at any time with respect to any Purchaser shall mean the percentage obtained by dividing (x) the aggregate number of Conversion Shares then owned by, or issuable upon conversion of Debentures and Preferred Shares to, such Purchaser by (y) the aggregate number of Conversion Shares then outstanding or issuable to all Purchasers (determined as set forth in clause (x) of this sentence).

     f. Expenses. The Company shall pay all accountable expenses incurred by SFG (excluding salaries of SFG employees) in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' fees and expenses. The Company's obligation to pay SFG's accountable expenses under this Section 4(f) shall be limited to Twenty Thousand Dollars ($20,000) in the aggregate.

     g. Financial Information. The Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its
Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within three (3) days after release, copies of all press releases issued by the Company or any of its subsidiaries. In addition, the Company shall send to each Purchaser a draft of the Company's proxy statement for review, for informational purposes only, (prior to the filing thereof with the SEC) with respect to the upcoming meeting of shareholders at which the approval of blank check preferred stock will be sought.

     h. Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Debentures and Preferred Shares and issuance of the Conversion Shares in connection therewith and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Debentures, the
Certificate of Designation and the Warrants. The Company shall not reduce the number of shares reserved for issuance upon conversion of the Debentures and Preferred Shares and the full exercise of the Warrants without the consent of the Purchasers holding a majority of the principal amount of the Debentures then held by all Purchasers and the Purchasers holding a majority of the Preferred Shares then held by all Purchasers.

     i. Listing. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Debentures and Preferred Shares and Warrant Shares from time to time issuable upon exercise of the Warrants. The Company will take all action necessary to continue the listing and trading of its Common Stock on the NASDAQ, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

     j. Corporate Existence. So long as a Purchaser beneficially owns any Debentures, Preferred Shares or Warrants, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Debentures and Preferred Shares and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the NASDAQ, NYSE or AMEX.

     k. No Dividends, Etc. So long as a Purchaser beneficially owns at least ten percent (10%) of the original principal amount or face amount, as applicable, of the Convertible Securities, the Company shall not redeem, or declare or pay any cash dividend or distribution on, any capital stock of the Company (other than the Preferred Shares).

     l. Sales of Common Stock. So long as such Purchaser beneficially owns any Convertible Securities, the Purchaser agrees to be responsive to reasonable inquiries by the Company regarding sales of Common Stock.

5. TRANSFER AGENT INSTRUCTIONS.

     The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Debentures and Preferred Shares or exercise of the Warrants. Prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or resale of such Securities under Rule 144, all such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the Conversion Shares and Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in
Section 2(g) hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities law. If a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions (the cost of which shall be borne by the Purchaser), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by a Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The obligation of the Company hereunder to issue and sell Convertible Securities to a Purchaser at the closings is subject to the satisfaction, at or before the appropriate closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion. The obligation of the Company to issue and sell the Convertible Securities to any Purchaser hereunder is distinct and separate from its obligation to issue and sell Convertible Securities to any other Purchaser hereunder and any failure by one or more Purchasers to fulfill the conditions set forth herein or to consummate the purchase of Convertible Securities hereunder will not relieve the Company of its obligations with respect to any other Purchaser.

     (a) With respect to the First Closing:

          (i) The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

          (ii) The applicable Purchaser shall have paid the Purchase Price for the Convertible Securities purchased in accordance with Section 1(b) above.

          (iii) The representations and warranties of the applicable Purchaser shall be true and correct in all material respects as of the date when made and as of the date and time of the First Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the First Closing.

          (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (b) With respect to the Second Closing:

          (i) The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

          (ii) The applicable Purchaser shall have paid the Purchase Price for the Convertible Securities purchased in accordance with Section 1(b) above.

          (iii) The representations and warranties of the applicable Purchaser shall be true and correct in all material respects as of the date when made and as of the date and time of such closing as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to such closing.

          (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.

     The obligation of each Purchaser hereunder to purchase Convertible Securities at the closings is subject to the satisfaction, at or before the appropriate closing date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in the Purchaser's sole discretion:

     (a) With respect to the First Closing:

          (i) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to such Purchaser.

          (ii) The Company shall have delivered duly executed Debentures (in such denominations as such Purchaser shall request) to such Purchaser in accordance with Section 1(b) above.

          (iii) The Common Stock shall be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASDAQ.

          (iv) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the First Closing as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the First Closing. Such Purchaser shall have received a certificate, executed by the chief executive officer of the Company, dated as of the date of the First

Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

          (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (vi) Such Purchaser shall have received the officer's certificate described in Section 3(c) above, dated as of the date of the First Closing.

          (vii) Such Purchaser shall have received an opinion of the Company's counsel, dated as of the date of the First Closing, in form, scope and substance reasonably satisfactory to such Purchaser and in substantially the form of Exhibit D-1 attached hereto.

          (viii) The Company shall have delivered evidence reasonably satisfactory to the Purchasers that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit E.

     (b) With respect to the Second Closing:

          (i)  The  Company  shall  have   executed   this   Agreement  and  the
Registration Rights Agreement, and delivered the same to such Purchaser.

          (ii) The Company shall have delivered duly executed Debentures (or certificates representing the Preferred Shares) (each in such denominations as such Purchaser shall request) to such Purchaser in accordance with Section 1(b) above.

          (iii) The Common Stock shall be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASDAQ.

          (iv) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the Second Closing as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the Second Closing. Such Purchaser shall have received a certificate, executed by the chief executive officer of the Company, dated as of the date of the Second Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser (including, but not limited to, certifications related to and with respect to the Preferred Shares and the Conversion Shares issuable upon conversion thereof).

          (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (vi) Such Purchaser shall have received the officer's certificate described in Section 3(c) above, dated as of the date of the Second Closing.

          (vii) Such Purchaser shall have received an opinion of the Company's counsel, dated as of the date of the Second Closing, in form, scope and substance reasonably satisfactory to such Purchaser and in substantially the form of Exhibit D-1 attached hereto (if Debentures are to be issued and sold) or in the form of Exhibit D-2 attached hereto (if Preferred Shares are to be issued and sold).

          (viii) The Registration Statement required to be filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective by the SEC no later than the one hundred and eightieth (180th) day after the First Closing and shall be effective and available for use by such Purchaser as of the date of the Second Closing.

          (ix) No material adverse change or development in the business, operations, financial condition or results of operations of the Company shall have occurred since the First Closing.

          (x) No Event of Default (as defined in Article VIII of the Debentures) shall have occurred.

          (xi) If Preferred Shares are to be issued and sold, the Certificate of Designation shall have been accepted for filing with the Secretary of State of Virginia, and a copy thereof certified by such Secretary of State shall have been delivered to such Purchaser.

8. GOVERNING LAW; MISCELLANEOUS.

     a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company and each Purchaser irrevocably consent to the jurisdiction of the United States federal courts located in New York, New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and each Purchaser further agree that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding based on or arising under this Agreement. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     b.   Counterparts.   This   Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

     c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

     f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

               If to the Company:

               FastComm Communications Corporation
               45472 Holiday Drive
               Sterling, VA 20166
               Telecopy: (703) 318-4315
               Attn:  President
               with a copy to:

               Amon & Sabatini, L.L.P.
               437 Madison Avenue
               New York, NY 10022
               Telecopy: (212) 980-3075
               Attn: Thomas Amon, Esquire

               If to Capital Ventures International:

               Capital Ventures International
               c/o Heights Capital Management
               425 California Street
               Suite 1100
               San Francisco, CA 94104
               Telecopy: (415) 403-6525
               Attention: Michael Spolan

               with a copy to:

               Klehr, Harrison, Harvey, Branzburg & Ellers
               1401 Walnut Street
               Philadelphia, PA  19102
               Telecopy:  (215) 568-6603
               Attention: Stephen T. Burdumy, Esquire

     If to any other Purchaser, to such address set forth under such Purchaser's name on the signature page hereto executed by such Purchaser.

     Each party shall provide notice to the other parties of any change in address.

     g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, any Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms and conditions of the Debentures, the Certificate of Designation, the Warrants and this Agreement or to assign such Purchaser's rights hereunder to any such transferee.

     h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     i. Survival. The representations and warranties of the Company and the Purchasers and the agreements and covenants set forth in Sections 2, 3, 4, 5 and 8 shall survive the closings hereunder notwithstanding any due diligence investigation conducted by or on behalf of any Purchasers. The Company agrees to indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, agents and affiliates for loss or damage (including, without limitation, all legal costs and expenses and other out-of-pocket expenses) arising as a result of or related to any material breach by the Company of any of its representations or covenants set forth herein.

     j. Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases, SEC, NASDAQ or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC, NASDAQ or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

     k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     l. Termination. In the event that the First Closing shall not have occurred on or before April 12, 1997, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.

     m. Force Majeure. Neither the Company nor any Purchaser shall be responsible for any delay or failure to perform any part of this Agreement to the extent that such delay or failure is solely caused by fire, flood, earthquake, explosion, war, labor strike, riot, act of governmental, civil or military authority which imposes a moratorium on the performance of the specific obligation in question or other comparable extraordinary event beyond the Corporation's or Purchaser's control. Notice with full details of any such event shall be given to the other party as promptly as practicable after its occurrence. The affected party shall use its best efforts to minimize the effects of or end any such event so as to facilitate the resumption of full performance hereunder.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

CAPITAL VENTURES INTERNATIONAL

By: Heights Capital Management, as authorized agent

    By:________________________________

    Name:______________________________

    Title:_____________________________


RESIDENCE: Cayman Islands

ADDRESS:
         c/o Heights Capital Management
         425 California Street
         Suite 1100
         San Francisco, California 94104
         Telecopy: (415) 403-6525
         Attention: Michael Spolan


AGGREGATE SUBSCRIPTION AMOUNT(1)

Principal Amount of Debentures (or Face
   Amount of Preferred Shares)                $3,000,000(1)
                                              ----------
Purchase Price:                               $3,000,000(1)
                                              ----------


FASTCOMM COMMUNICATIONS CORPORATION

    By:___________________________

    Name:_________________________

    Title:________________________

------------
   (1) Note: 60% of the purchase price is due at the First Closing (at which closing 60% of the Debentures will be issued) and 40% of the purchase price is due at the Second Closing (at which closing the remainder of the Convertible Debentures will be issued).

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

NELSON PARTNERS

    By:________________________________

    Name:______________________________

    Title:_____________________________


RESIDENCE: Bermuda

ADDRESS:
         c/o Leeds Management Services, Ltd.
         129 Front Street
         Hamilton HM12


AGGREGATE SUBSCRIPTION AMOUNT(1)

Principal Amount of Debentures (or Face
   Amount of Preferred Shares)                   $500,000(1)
                                                 --------
Purchase Price:                                  $500,000(1)
                                                 --------

FASTCOMM COMMUNICATIONS CORPORATION

    By:________________________________

    Name:______________________________

    Title:_____________________________

--------------
   (1) Note: 60% of the purchase price is due at the First Closing (at which closing 60% of the Debentures will be issued) and 40% of the purchase price is due at the Second Closing (at which closing the remainder of the Convertible Debentures will be issued).

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

 OLYMPUS SECURITIES, LTD.

    By:________________________________

    Name:______________________________

    Title:_____________________________


RESIDENCE: Bermuda

ADDRESS:
                c/o Leeds Management Services, Ltd.
                129 Front Street
                Hamilton HM12


AGGREGATE SUBSCRIPTION AMOUNT(1)

Principal Amount of Debentures (or Face
    Amount of Preferred Shares)                      $500,000(1)
                                                     --------
Purchase Price:                                      $500,000(1)
                                                     --------

FASTCOMM COMMUNICATIONS CORPORATION

    By:________________________________

    Name:______________________________

    Title:_____________________________

------------
   (1) Note: 60% of the purchase price is due at the First Closing (at which closing 60% of the Debentures will be issued) and 40% of the purchase price is due at the Second Closing (at which closing the remainder of the Convertible Debentures will be issued).

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

CC INVESTMENTS, LDC

By:  CSS Corporation Ltd., Corporate Secretary

    By:________________________________

    Name:______________________________

    Title:_____________________________


RESIDENCE: Cayman Islands

ADDRESS:
            CC Investments, LDC
            c/o Citco Fund Services (Cayman Islands) Ltd.
            Corporate Center, West Bay Road
            P.O. Box 31106
            SMB Grand Cayman, Cayman Islands


AGGREGATE SUBSCRIPTION AMOUNT(1)

Principal Amount of Debentures (or Face
   Amount of Preferred Shares)                    $1,000,000(1)
                                                  ----------
Purchase Price:                                   $1,000,000(1)
                                                  ----------


FASTCOMM COMMUNICATIONS CORPORATION

     By:________________________________

    Name:______________________________

    Title:_____________________________

------------
   (1) Note: 60% of the purchase price is due at the First Closing (at which closing 60% of the Debentures will be issued) and 40% of the purchase price is due at the Second Closing (at which closing the remainder of the Convertible Debentures will be issued).